Exhibit 99.1

Contact:	Pete De Spain Sr. Director, Investor Relations & Corporate Communications (858) 792-3729 pete.despain@marshalledwardsinc.com

MARSHALL EDWARDS ANNOUNCES NAME CHANGE TO MEI PHARMA (“MEIP”)

New Name and Ticker Symbol Effective Monday, July 2, 2012

San Diego – June 28, 2012 – Marshall Edwards, Inc. (Nasdaq: MSHL), an oncology company focused on the clinical development of novel therapeutics targeting cancer metabolism, announced today that it will change its name to MEI Pharma, Inc. and its common stock will begin trading under the new ticker symbol MEIP when the market opens on Monday, July 2, 2012.

“Over the past two years we have successfully relocated our headquarters to the U.S., acquired a robust intellectual property portfolio, assembled world-class drug development expertise and advanced our two most promising oncology candidates into clinical trials,” said Daniel P. Gold, Ph.D., President and Chief Executive Officer of Marshall Edwards. “Now, with our drug candidates poised for the next phase of clinical development and our company in a position for growth, it is time for a name that reflects our identity and more effectively conveys our purpose.”

The Company’s common stock will be assigned a new CUSIP number of 55279B103 in connection with the name change. Outstanding stock certificates will not be affected and will not need to be exchanged.

About MEI Pharma

MEI Pharma, Inc. is a San Diego-based oncology company focused on the clinical development of novel therapeutics targeting cancer metabolism. The Company’s lead drug candidates, ME-143 and ME-344, have been shown in laboratory studies to interact with specific enzyme targets resulting in inhibition of tumor cell metabolism, a function critical for cancer cell survival. Marshall Edwards presented safety and pharmacokinetic data from a Phase I clinical trial of intravenous ME-143 in patients with solid refractory tumors at the American Society of Clinical Oncology Annual Meeting in June 2012. The Company received approval of its IND application for ME-344 in April 2012 and a Phase I clinical trial of intravenous ME-344 in patients with solid refractory tumors is ongoing. For more information, go to www.marshalledwardsinc.com until July 1, 2012, thereafter www.meipharma.com.

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Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.